EXHIBIT 21.1

TBS INTERNATIONAL LIMITED
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation or Organization
Technotrade Limited	Gibraltar
Westbrook Holdings Limited	Marshall Islands
Albemarle Maritime Corp.	Marshall Islands
Arden Maritime Corp.	Marshall Islands
Asia-America Ocean Carriers Ltd.	Marshall Islands
Avon Maritime Corp.	Marshall Islands
Bedford Maritime Corp.	Marshall Islands
Brighton Maritime Corp.	Marshall Islands
Chester Shipping Corp.	Marshall Islands
Columbus Maritime Corp.	Marshall Islands
Frankfort Maritime Corp.	Marshall Islands
Glenwood Maritime Corp.	Marshall Islands
Hancock Navigation Corp.	Marshall Islands
Hansen Shipping Corp.	Marshall Islands
Hari Maritime Corp.	Marshall Islands
Henley Maritime Corp.	Marshall Islands
Hudson Maritime Corp.	Marshall Islands
Leaf Shipping Corp.	Marshall Islands
Newkirk Navigation Corp.	Marshall Islands
Oldcastle Shipping Corp.	Marshall Islands
Pacific Rim Shipping Corp.	Marshall Islands
Prospect Navigation Corp.	Marshall Islands
Rector Shipping Corp.	Marshall Islands
Sheffield Maritime Corp.	Marshall Islands
Sherman Maritime Corp.	Marshall Islands
Stratford Shipping Corp.	Marshall Islands
Vernon Maritime Corp.	Marshall Islands
Whitehall Marine Transport Corp.	Marshall Islands
Windsor Maritime Corp.	Marshall Islands

RAS Shipping Company Limited	Gibraltar
Transworld Cargo Carriers, S.A.	Marshall Islands

TBS Logistics Ltd.	Marshall Islands

TBS Worldwide Services Inc.	Marshall Islands
TBS Eurolines, Ltd.	Marshall Islands
TBS Latin America Liner, Ltd.	Marshall Islands
TBS Middle East Carriers, Ltd.	Marshall Islands
TBS North America Liner, Ltd.	Marshall Islands
TBS Ocean Carriers, Ltd.	Marshall Islands
TBS Pacific Liner, Ltd.	Marshall Islands